SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2003

CAROLINA BANK HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification number)

2604 LAWNDALE DRIVE, GREENSBORO, NC 27408

(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 288-1898

Not Applicable

(Former address of principal executive offices)

Item 9.	Regulation FD Disclosure.

The following information is being furnished under Item 12 – Results of Operations and Financial Condition: On July 14, 2003, Carolina Bank Holdings, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2003 (the “Earnings Press Release”). The Earnings Press Release is attached as Exhibit 99 to this Current Report and is incorporated into this Item 12 by reference.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Carolina Bank Holdings, Inc.’s goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Carolina Bank Holdings, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Carolina Bank Holdings, Inc.’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:	/s/ ROBERT T. BRASWELL
Robert T. Braswell
President and Chief Executive Officer

Dated: July 16, 2003

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99	Earnings Press Release dated July 14, 2003